Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

Momentum Water Transfer Services LLC,

a Texas limited liability company

and

the Sole Member of

Momentum Water Transfer Services LLC listed herein,

on the one hand;

and

SMG Industries Inc.,

A Delaware corporation

December 7, 2018

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange, dated as of December 7, 2018 (this “Agreement”), is made and entered into by and among Momentum Water Transfer Services LLC, a Texas limited liability company (“MWTS”), and Denise Cox, an individual and the sole member of MWTS (“MWTS Member”), on the one hand; and SMG Industries Inc., a Delaware corporation (“SMGI”).

RECITALS

WHEREAS, the board of directors of SMGI and the MWTS Member have adopted resolutions approving and adopting the share exchange described in this Agreement (the “Exchange”) upon the terms and conditions set forth herein;

WHEREAS, the MWTS Member owns 100% of the issued and outstanding membership interests of MWTS (“MWTS Interests”) and the MWTS Member desires to exchange its MWTS Interests for the SMGI Shares (defined below), Cash Consideration (defined below) and Seller Note (defined below), pursuant to the terms and conditions of this Agreement;

WHEREAS, SMGI will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE PURCHASE AND EXCHANGE

1.1          Exchange of Shares and Membership Interests.  Upon the terms and subject to the conditions hereof, at the Closing the MWTS Member will sell, convey, assign, transfer and deliver to SMGI membership interest certificates representing the MWTS Interests, and SMGI will: (i) issue to the MWTS Member, in exchange for the MWTS Member’s MWTS Interests, one or more stock certificates representing 550,000 shares of SMGI common stock, par value $.001 per share ( “Common Stock”), (collectively, the “SMGI Shares”), (ii) pay cash consideration in the amount of $300,000 (“Initial Cash Consideration”) to the MWTS Member on the Closing Date and an additional $61,710 to the MWTS Member within thirty (30) days of the Closing Date (“Additional Cash Consideration”) (the Initial Cash Consideration and the Additional Cash Consideration shall be referred to herein as the “Cash Consideration”), and (iii) issue a promissory note in the aggregate principal amount of $800,000 (“Seller Note”) to the MWTS Member.  The aggregate number of SMGI Shares to be issued to the MWTS Member will equal 550,000 shares of Common Stock.

1.2          Closing. The closing of the Exchange (the “Closing”) shall take place on the date when all of the closing conditions set forth in Article 6 of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date”.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF MWTS

MWTS hereby represents and warrants to SMGI as follows:

2.1          Organization. MWTS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, is qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business requires such qualification, and has the requisite power to carry on its business as now conducted.

2.2          Capitalization of the Company and Subsidiaries. As of immediately prior to the Closing, the outstanding membership interests of MWTS shall consist solely of the MWTS Interests being sold to SMGI. The MWTS Interests are validly issued, fully paid and non-assessable. As of the Closing, there are no outstanding or authorized options, warrants, rights, convertible securities or debt, or any other securities of MWTS, or any agreements or commitments to which MWTS or the MWTS Member is a party or which are binding upon MWTS or the MWTS Member providing for the issuance or redemption of any of the MWTS Interests. MWTS owns all of the membership interests of Jake Oilfield Services LLC (“MWTS Subsidiary”), a Texas limited liability company, free and clear of any and all liens and encumbrances, and Jake is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, is qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business requires such qualification, and has the requisite power to carry on its business as now conducted.

2.3          Certain Corporate Matters. MWTS is duly qualified to do business as a limited liability company and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on MWTS's financial condition, results of operations or business. MWTS has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. Each of MWTS and the MWTS Subsidiary own all of the assets listed on Schedule 2.3 hereto free and clear of all security interests, liens, adverse claims, encumbrances, or options.

2.4          Authority Relative to this Agreement. MWTS has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by MWTS and the consummation by MWTS of the transactions contemplated hereby have been duly authorized by the managing member of MWTS and no other actions on the part of MWTS are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MWTS and constitutes a valid and binding agreement of MWTS, enforceable against MWTS in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.5          Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by MWTS of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by MWTS nor the consummation by MWTS of the transactions contemplated hereby, nor compliance by MWTS with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the charter or bylaws of MWTS, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which MWTS is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MWTS, or any of its properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which are not individually or in the aggregate material to MWTS.

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2.6          Financial Statements.

(a)           MWTS has provided SMGI with a copy of the audited balance sheets of MWTS as at December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity and cash flows for the two fiscal years then ended, together with the unqualified report thereon of Roloff Hnatek & Co. LLP (collectively, “MWTS’s Audited Financials”).

(b)           Included in MWTS’s Audited Financials are the unaudited balance sheet of MWTS and the MWTS Subsidiary as at September 30, 2018, and the related statements of operations, stockholders’ equity and cash flows for the three months then ended (“MWTS’s Interim Financials”).

(c)           MWTS’s Audited Financials and MWTS’s Interim Financials (collectively “MWTS’s Financial Statements”) (i) are in accordance with the books and records of MWTS, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of MWTS as of the dates indicated, and (iv) are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) the interim unaudited condensed financial statements included herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair presentation of the results of operations for the interim periods presented.

(d)           MWTS’s Financial Statements constitute all of the financial statements of MWTS required to be included in the Form 8-K due to be filed with the SEC by SMGI within seventy-five days of the Closing Date.

2.7         Tax Matters.

(a)               MWTS has filed on a timely basis all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes that it was required to file (collectively, “Tax Returns”), and all Tax Returns were complete and adequate in all material respects. “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(b)              MWTS has paid on a timely basis, or adequately reserved against in MWTS’s Financial Statements, all material Taxes due, or claimed by any taxing authority to be due, from or with respect to them.

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(c)               To the best knowledge of MWTS, (i) no examination or audit of any Tax Return of MWTS by any governmental entity is currently in progress or, to the knowledge of MWTS, threatened or contemplated, (ii) MWTS has not been informed by any jurisdiction that the jurisdiction believes that MWTS was required to file any Tax Return that was not filed, and (iii) no material Tax issue has been raised, and no material adjustment has been proposed or is pending, by any governmental entity or taxing authority in connection with any of MWTS’s Tax Returns.

(d)               No waiver or extension of any statute of limitations as to any material Tax matter has been given by or requested of MWTS.

For the purposes of this Section 2.7, a Tax is due (and must therefore either be paid or adequately reserved against in MWTS’s Financial Statements) only on the last date payment of such Tax can be made without interest or penalties, whether such payment is due in respect of estimated Taxes, withholding Taxes, required Tax credits or any other Tax.

2.8          Books and Records. The books and records of MWTS and the MWTS Subsidiary delivered to SMGI prior to the Closing fully and fairly reflect the transactions to which MWTS and the MWTS Subsidiary is a party or by which its properties are bound.

2.9          Questionable Payments. Neither MWTS, nor any employee, agent, representative or any other person acting on behalf of MWTS or the MWTS Subsidiary has, (i) directly or indirectly, made any bribes, kickbacks, illegal payments or unlawful contributions in connection with foreign or domestic political activity using MWTS’s funds, (ii) or made any payments from MWTS's funds to foreign or domestic governmental officials or employees, or to any foreign or domestic political parties or campaigns (iii) failed to disclose fully any contribution made by MWTS (or anyone acting on MWTS’s behalf of which MWTS was aware) which is in violation of the law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2. 10       Intellectual Property.  To MWTS’s knowledge, neither MWTS nor MWTS Subsidiary is not infringing, and has never infringed, upon the intellectual property or proprietary rights of any other person, corporation or other entity. There are no claims pending or, to MWTS’s knowledge, any claims threatened alleging that MWTS or the MWTS Subsidiary is currently infringing upon, using in an unauthorized manner, or violating any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any person, corporation or other entity, and MWTS is unaware of any facts which would form a reasonable basis for any such claim. MWTS is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property.

2.11        Litigation. Neither MWTS nor MWTS Subsidiary are subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against MWTS or the MWTS Subsidiary. MWTS is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of MWTS, and MWTS knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting MWTS or to which MWTS is a party.

2.12        Legal Compliance. To the best knowledge of MWTS, after due investigation, no claim has been filed against MWTS or the MWTS Subsidiary alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. MWTS and MWTS Subsidiary hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

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2.13        Disclosure. The representations and warranties and statements of fact made by MWTS in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE MWTS MEMBER

The MWTS Member hereby represents and warrants to SMGI as follows:

3.1          Ownership of the MWTS Interests.  The MWTS Member owns, beneficially and of record, good and marketable title to the MWTS Interests free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the MWTS Member will convey to SMGI good and marketable title to the MWTS Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, member agreements or restrictions.

3.2          Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by the MWTS Member and constitutes a valid and binding agreement of the MWTS Member, enforceable against the MWTS Member in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3          Restricted Securities. The MWTS Member acknowledges that the SMGI Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the SMGI Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the SMGI Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, the MWTS Member is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4          Legend. The MWTS Member acknowledges that the certificate(s) representing the MWTS Member’s SMGI Shares shall be conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

SMGI

SMGI hereby represents and warrants to MWTS and the MWTS Member as follows:

4.1          Organization. SMGI is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. SMGI’s wholly-owned subsidiary, MG Cleaners LLC (“MG Cleaners”), is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite corporate power to carry on its business as now conducted.

4.2          Capitalization.  SMGI's authorized capital stock consists of (i) 25,000,000 shares of Common Stock par value $.001, of which 11,360,690 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $.001 (“Preferred Stock” and, together with the Common Stock, “Capital Stock”), none of which are issued and outstanding.  At the Closing, SMGI shall have no more than 11,910,690 issued and outstanding shares of Common Stock prior to the issuance of the SMGI Shares pursuant to the terms of this Agreement.  All issued and outstanding shares of SMGI Capital Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the SMGI Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  Except for options and warrants to purchase an aggregate of 1,095,000 shares of SMGI Common Stock at exercise prices ranging from $0.24 to $2.18 per share that are currently outstanding, there are no other outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which SMGI is a party or which are binding upon SMGI providing for the issuance by SMGI or transfer by SMGI of additional shares of SMGI's Capital Stock and SMGI has not reserved any shares of its Capital Stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue Capital Stock of SMGI.  To SMGI’s knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of SMGI's Capital Stock.  To SMGI’s knowledge, there are no obligations of SMGI to repurchase, redeem or otherwise re-acquire any shares of its Capital Stock as of the Closing.  SMGI does not have any outstanding obligations to register any of its shares of Capital Stock with the United States Securities and Exchange Commission (the “SEC”).

4.3          Certain Corporate Matters. SMGI has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. SMGI has made available through the SEC’s EDGAR system to MWTS true, accurate and complete copies of its certificate of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement.  SMGI is not in default under or in violation of any provision of its certificate of incorporation or bylaws in any material respect.  SMGI is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4          Authority Relative to this Agreement.  SMGI has the requisite power and authority to enter into this Agreement and carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement by SMGI and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of SMGI and no other actions on the part of SMGI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SMGI and constitutes a valid and binding obligation of SMGI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

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4.5          Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by SMGI of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by SMGI nor the consummation by SMGI of the transactions contemplated hereby, nor compliance by SMGI with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of SMGI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which SMGI is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SMGI, or any of their respective properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which are not in the aggregate material to SMGI taken as a whole.

4.6          SEC Documents.  SMGI hereby makes reference to the following documents filed with the SEC, as posted on the SEC’s website, www.sec.gov: (collectively, the “SEC Documents”): (i) Annual Reports on Form 10-K for the year ended December 31, 2017; and (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, and June 30, 2018. To SMGI’s knowledge the SEC Documents constitute all of the annual and quarterly reports that SMGI was required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively.  To SMGI’s knowledge, as of the filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7          Real Property.  SMGI does not own or lease any real property.

4.8          Books and Records. The books and records of SMGI delivered to MWTS prior to the Closing fully and fairly reflect the transactions to which SMGI is a party or by which its properties are bound.

4.9          Questionable Payments. To SMGI’s knowledge, neither SMGI, nor any employee, agent or representative of SMGI has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from SMGI's funds to governmental officials for improper purposes or made any illegal payments from SMGI's funds to obtain or retain business.

4.10        Intellectual Property. SMGI does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. SMGI has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of SMGI infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against SMGI.

4.11        Insurance. Except as set forth on Schedule 4.11 attached hereto, SMGI does not have any insurance policies in effect.

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4.12        Contracts. Except as disclosed in the SEC Documents, SMGI does not have any material contracts, leases, arrangements or commitments (whether oral or written).  SMGI is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee; (vii) lending or advancing of funds; (viii) borrowing of funds or receipt of credit; (ix) incurring any obligation or liability; or (x) the sale of personal property.

4.13        Litigation.  SMGI is not subject to any judgment or order of any court or quasi judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against SMGI.  SMGI is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of SMGI, and SMGI knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting SMGI or to which SMGI is a party.

4.14        Employees.    SMGI does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  Except as disclosed in the SEC Documents, SMGI does not have a written or oral employment agreement with any officer or director of SMGI.  SMGI is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by SMGI to any stockholder, officer, director or employee of SMGI, nor are there any loans or debts payable or owing by any of such persons to SMGI or any guarantees by SMGI of any loan or obligation of any nature to which any such person is a party.

4.15        Legal Compliance. To the best knowledge of SMGI, after due investigation, no claim has been filed against SMGI alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. SMGI holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its business as presently conducted.

4.16        Subsidiaries and Investments.  Except as set forth in the SEC Documents, SMGI does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

4.17        Broker's Fees. Neither SMGI, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.18        Listing and Maintenance Requirements.  SMGI’s Common Stock is currently quoted on the OTCQB.  SMGI has not, since the date its Common Stock began trading on the OTCQB, received any notice from OTC Markets or FINRA or any trading market on which SMGI’s Common Stock is or has been listed or quoted to the effect that SMGI is not in compliance with the quoting, listing or maintenance requirements of the OTCQB or such other trading market.  SMGI is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

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4.19        Application of Takeover Protections.  SMGI and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under SMGI's certificate of incorporation or the laws of its state of incorporation that is or could become applicable to MWTS or the MWTS Member as a result of the Exchange or the exercise of any rights by MWTS or the MWTS Member pursuant to this Agreement.

4.20        No SEC or FINRA Inquiries.  To SMGI’s knowledge, neither SMGI nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.20        Depository Trust Company Notifications. SMGI has not received any notification from the Depository Trust Company (“DTC”) indicating that DTC intends to either: (i) limit any services available for SMGI’s Common Stock on deposit at DTC, or (ii) place a complete restriction on all DTC services for SMGI’s Common Stock on deposit at DTC.

4.21        Disclosure. The representations and warranties and statements of fact made by SMGI in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

5.1          Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of MWTS and SMGI as each party may request.  In order that each party may have the full opportunity to do so, MWTS and SMGI shall furnish each party and its representatives during such period with all such information concerning the affairs of MWTS or SMGI  as each party or its representatives may reasonably request and cause MWTS or SMGI and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party or its representatives upon request.

5.2          Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to the other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

5.3          Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall  (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of MWTS and the MWTS Members on the one hand and SMGI on the other hand.  Without the prior written consent of MWTS, the MWTS Members or SMGI, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

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5.4          Litigation.    From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, manager, employee, consultant, agent, member or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

5.5          Notice of Default.    From the date hereof through the Closing, each party hereto shall give to the representative of the other party or parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of each such party's representations or warranties herein.

ARTICLE 6

CONDITIONS TO CLOSING

6.1          Conditions to Obligations of MWTS and the MWTS Member.  The obligations of MWTS and the MWTS Member under this Agreement shall be subject to each of the following conditions:

(a)        Closing Deliveries.  At the Closing, SMGI shall have delivered or caused to be delivered to MWTS the following:

(i)          resolutions duly adopted by the board of directors of SMGI authorizing and approving the Exchange and the execution, delivery and performance of this Agreement;

(ii)         the SMGI Shares, the Initial Cash Consideration and the Seller Note to the MWTS Member;

(ii)         such other documents as MWTS or the MWTS Member may reasonably request in connection with the transactions contemplated hereby.

(b)        Representations and Warranties to be True.    The representations and warranties of SMGI herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  SMGI shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)        SEC Filings.  At the Closing, SMGI will be current in all SEC filings required by it to be filed.

(d)        OTCQB Trading.  SMGI’s Common Stock shall remain quoted and eligible for trading on the OTCQB.

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6.2          Conditions to Obligations of SMGI. The obligations of SMGI under this Agreement shall be subject to each of the following conditions:

(a)        Closing Deliveries.    On the Closing Date, MWTS or the MWTS Member shall have delivered to SMGI the following:

(i)          certificates representing the MWTS Interests, duly endorsed in blank or each accompanied by a stock power effecting the transfer thereof to SMGI;

(ii)         this Agreement duly executed by MWTS and the MWTS Member; and

(iii)        such other documents as SMGI may reasonably request in connection with the transactions contemplated hereby.

(b)        Representations and Warranties to be True.    The representations and warranties of MWTS and the MWTS Member herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  MWTS and the MWTS Member shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 7

TERMINATION

7.1          Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to completion of the Closing, as follows:

(a)        by MWTS if (i) there has been a material Breach by SMGI and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by SMGI of notice specifying particularly such Breach, or (ii) if MWTS identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on SMGI and such fact, circumstance or event is not cured by SMGI within ten (10) days after receipt by SMGI of notice specifying particularly such fact, event or circumstance.

(b)        by SMGI (i) if there has been a material Breach by MWTS and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by MWTS of notice specifying particularly such Breach, or (ii) if SMGI identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on MWTS (or SMGI following the completion of the transactions contemplated hereby), and such fact, circumstance or event is not cured by MWTS within ten (10) days after receipt by MWTS of notice specifying particularly such fact, event or circumstance; or

(c)        at any time by mutual written agreement of MWTS and SMGI.

This Agreement may not be terminated after completion of the Closing, except by mutual agreement of MWTS and SMGI.

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For the purposes of this Article 7, there shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision if there is or has been (i) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, breach of, any failure to comply with, or any failure to perform, such representation, warranty, covenant, obligation, or other provision, or (ii) any claim (by any person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

ARTICLE 8

GENERAL PROVISIONS

8.1          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

8.2          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

8.3          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

8.4          Miscellaneous. This Agreement (together with all schedules, documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (ii) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

8.5          Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement.

9.6          Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  Any and all actions brought under this Agreement shall be brought in the state or federal courts of Texas and each party hereby waives any right to object to the convenience of such venue.

9.7          Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email as a .pdf copy, which facsimile or email shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8          Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by SMGI, MWTS and the MWTS Member.

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9.9          Parties in Interest: No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10        Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11        Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12        Recitals Incorporated. The recitals of this Agreement are incorporated herein and made a part hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOMENTUM WATER TRANSFER SERVICES LLC,
A Texas limited liability company

By:	/s/ Denice Cox
Name:	Denice Cox
Title:	Managing Member

Address:

[SIGNATURE PAGES OF MWTS MEMBER

AND SMGI FOLLOW]

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[SIGNATURE PAGE OF MWTS MEMBER]

MEMBER:	DENICE COX

Signature:	/s/ Denice Cox
Print Name:	Denice Cox

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[SIGNATURE PAGE OF SMGI]

SMG INDUSTRIES, INC., a Delaware corporation

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	Chief Executive Officer and Chairman

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